UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-135139	06-1169696

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 6, 2007, SS&C Technologies, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) among the Company, SS&C Technologies Canada Corp., as CDN Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and as a Lender, to the Credit Agreement dated as of November 23, 2005 (the “Credit Agreement”) .
     The First Amendment reduced the interest rate on the US Term Loan and amended certain definitions and terms within the Credit Agreement.
     A copy of the First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the First Amendment is qualified in its entirety by the complete text of the First Amendment filed herewith.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information contained above under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired
     Not Applicable.
(b)	Pro Forma Financial Information
     Not Applicable.
(c)	Shell Company Transactions
     Not Applicable
(d)	Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.

Date: March 9, 2007	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated as of March 6, 2007, to the Credit Agreement dated as of November 23, 2005 among Sunshine Acquisition II, Inc., SS&C Technologies, Inc., SS&C Technologies Canada Corp., the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent